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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this 462(b) Registration Statement of Essex International Inc. for the registration of 3,277 shares of its common stock of our report dated January 28, 1997 (except for Note 13, as to which the date is February 19, 1997), with respect to the consolidated financial statements and schedules of Essex International Inc. (formerly known as BCP/Essex Holdings Inc.) included in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-33591) and related Prospectus of Essex International Inc. dated August 28, 1997, for the registration of 4,800,989 shares of its common stock.


Indianapolis, Indiana                                         Ernst & Young LLP

September 16, 1997